Exhibit 99.1

For more information contact
Media:
Alicia Dixon
Phone	713.825.9107
Investors:
David Mordy
Phone	713.207.6500

For Immediate Release
CenterPoint Energy reports third quarter 2019 earnings of $0.47 per diluted share; $0.53 earnings per diluted share on a guidance basis, excluding certain impacts associated with the Vectren merger

• Reiterate full-year 2019 EPS guidance, anticipate achieving near the upper end of the $1.60 - $1.70 range
• Utilities led company to a strong third quarter performance

Houston - November 7, 2019 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $241 million, or $0.47 per diluted share, for the third quarter of 2019, compared with $153 million, or $0.35 per diluted share for the third quarter of 2018. On a guidance basis, third quarter 2019 earnings were $0.53 per diluted share, excluding certain impacts associated with the Vectren merger (the merger). Third quarter 2018 earnings, on a guidance basis and excluding certain impacts associated with the merger, were $0.39 per diluted share.

“Our utilities delivered another strong performance this quarter, driven by solid customer growth, disciplined cost management and favorable weather,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “This strong performance is expected to drive our anticipated 2019 full year results towards the upper end of our guidance range.”

Business Segments

Houston Electric - Transmission & Distribution

The Houston electric - transmission & distribution segment reported operating income of $269 million for the third quarter of 2019, consisting of $261 million from the regulated electric transmission and distribution utility operations (TDU) and $8 million related to securitization bonds. Operating income for the third quarter of 2018 was $227 million, consisting of $214 million from the TDU and $13 million related to securitization bonds. Operating income for the TDU benefited primarily from lower operation and maintenance expenses, higher usage primarily due to warmer than normal weather, customer growth and rate relief. These benefits were partially offset by increased depreciation and amortization expense, lower equity return, primarily related to the annual true-up of transition charges, and lower revenues related to the Tax Cuts and Jobs Act (TCJA).

Indiana Electric – Integrated

The Indiana electric – integrated segment reported operating income of $48 million for the third quarter of 2019. These results are not comparable to the third quarter of 2018 as this segment was acquired in the merger in February 2019.

Natural Gas Distribution

--more--

The natural gas distribution segment reported operating income of $27 million for the third quarter of 2019, compared with $3 million for the third quarter of 2018. Operating income increased $7 million due to the gas utilities acquired in the merger in February 2019. The remaining increase is primarily due to lower operation and maintenance expenses, rate relief and customer growth. These increases were partially offset by the timing of a decoupling mechanism in Minnesota and lower revenues related to the TCJA.

Energy Services

The energy services segment reported operating income of $2 million for the third quarter of 2019, which included a mark-to-market loss of $2 million, compared with an operating loss of $9 million for the third quarter of 2018, which included a mark-to-market gain of $1 million. Excluding mark-to-market adjustments, operating income was $4 million for the third quarter of 2019 compared with an operating loss of $10 million for the third quarter of 2018. Operating income, excluding mark-to-market adjustments, increased primarily as a result of an increase in margin due to fewer opportunities to optimize natural gas supply costs in the third quarter of 2018 and decreased operation and maintenance expenses.

Infrastructure Services

The infrastructure services segment reported operating income of $42 million for the third quarter of 2019. Operating income includes $6 million of merger-related expenses. These results are not comparable to the third quarter of 2018 as this segment was acquired in the merger in February 2019.

Midstream Investments

The midstream investments segment reported $77 million of equity income for the third quarter of 2019, compared with $81 million in the third quarter of 2018. For further detail, please refer to Enable's investor materials provided during its 3rd quarter earnings call on November 6, 2019.

Corporate and Other

The corporate and other segment reported operating income of $4 million for the third quarter of 2019, compared with $5 million for the third quarter of 2018. Operating income for the third quarter of 2019 included $19 million of merger-related expenses. Operating income for the third quarter of 2018 included $5 million of merger-related expenses.

Earnings Outlook

•	Anticipate delivering full year 2019 guidance basis EPS near the upper end of our guidance range of $1.60 - $1.70. This guidance excludes:

•	Certain impacts associated with the merger:

▪	Integration and transaction-related fees and expenses, including severance and other costs to achieve the anticipated cost savings as a result of the merger

▪
Merger financing impacts in January, prior to the completion of the merger, due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense, preferred stock dividend requirements and higher common stock share count

•	Potential impacts of the pending Houston Electric rate case

•	2020 guidance range and EPS growth target to be provided on fourth quarter 2019 earnings call following normal annual financial planning process

The 2019 guidance range considers operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, commodity prices, recovery of capital invested through rate cases and other rate filings (excluding potential impacts of the pending Houston Electric rate case), effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings as well as the volume of work contracted in our infrastructure services business. The range also considers anticipated cost savings as a result of the merger. The range assumes the lower end of Enable Midstream Partners, LP’s (Enable) 2019 guidance range for net income attributable to common units, provided on Enable’s 3rd quarter earnings call on November 6, 2019.

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, including those from Enable, earnings or losses from the change in the value of ZENS and related securities, or the timing effects of mark-to-market accounting in the company’s Energy Services business, which, along with the certain excluded impacts associated with the merger and potential impacts of the pending Houston Electric rate case, could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

	Quarter Ended
	September 30, 2019		September 30, 2018
	Dollars in millions	Diluted EPS(1)	Dollars in millions	Diluted EPS(1)
Consolidated income available to common shareholders and diluted EPS	$241	$0.47	$153	$0.35
Timing effects impacting CES (2):
Mark-to-market (gains) losses (net of taxes of $1 and $0) (3)	1	—	(1)	—
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $12 and $9) (3)(4)	(47)	(0.09)	(34)	(0.08)
Indexed debt securities (net of taxes of $12 and $10) (3)	50	0.10	34	0.08
Consolidated on a guidance basis	$245	$0.48	$152	$0.35
Impacts associated with the Vectren merger:
Impacts associated with the Vectren merger (net of taxes of $5 and $2) (3)	20	0.05	18	0.04
Consolidated on a guidance basis, excluding impacts associated with the Vectren merger	$265	$0.53	$170	$0.39

(1)
Quarterly diluted EPS on both a GAAP and guidance basis are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS

(2)	Energy Services segment

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)	Comprised of common stock of AT&T Inc. and Charter Communications, Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. A copy of that report is available on the company’s website, under the Investors section. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore we encourage investors, the media, our customers, business partners and others interested in our company to review the information we post on our website.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, November 7, 2019, at 9:00 a.m. Central time/10:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and approximately $35 billion in assets, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) the timing of payments from Enable’s customers in existing contracts, including minimum volume commitment payments; (G) changes in tax status; and (H) access to debt and equity capital; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-utility products and services and effects of energy efficiency measures and demographic patterns; (4) the outcome of the pending Houston Electric rate case; (5) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (6) future economic conditions in regional and national markets and their effect on sales, prices and costs; (7) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (8) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (9) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (10) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (11) the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials; (12) the ability of CenterPoint Energy’s and CERC’s non-utility business operating in the Energy Services reportable segment to effectively optimize opportunities related to natural gas price volatility and storage activities, including weather-related impacts; (13) actions by credit rating agencies, including any potential downgrades to credit ratings; (14) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (15) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (16) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (17) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals (CCR) that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (18) the impact of unplanned facility outages or other closures; (19) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (20) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investments, including those related to the generation transition plan; (21) CenterPoint Energy’s ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (22) CenterPoint Energy’s ability to control operation and maintenance costs; (23) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (24) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (25) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (26) changes in rates of inflation; (27) inability of various counterparties to meet their obligations to CenterPoint Energy; (28) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (29) the extent and effectiveness of CenterPoint Energy’s and Enable’s risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (30) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (31) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses, which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (32) the performance of projects undertaken by CenterPoint Energy’s non-utility businesses and the success of efforts to realize value from, invest in and develop new opportunities and other factors affecting those non-utility businesses, including, but not limited to, the level of success in bidding contracts, fluctuations in volume and mix of contracted work, mix of projects received under blanket contracts, failure to properly estimate cost to construct projects or unanticipated cost increases in completion of the contracted work, changes in energy prices that affect demand for construction services and projects and cancellation and/or reductions in the scope of projects by customers and obligations related to warranties and guarantees; (33) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (34) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (35) the outcome of litigation; (36) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (37) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (38) the impact of alternate energy sources on the demand for natural gas; (39) the timing and outcome of any audits, disputes and other proceedings related to taxes; (40) the effective tax rates; (41) the transition to a replacement for the LIBOR benchmark interest rate; (42) the effect of changes in and application of accounting standards and pronouncements; and (43) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income available to common shareholders and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures.

Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share calculation excludes from income available to common shareholders and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy’s guidance for 2019 also does not reflect (a) certain impacts associated with the Vectren merger, which are integration and transaction-related fees and expenses, including severance and other costs to achieve anticipated cost savings as a result of the merger and merger financing impacts in January, prior to the completion of the merger due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense, preferred stock dividend requirements and higher common stock share count and (b) potential impacts of the pending Houston Electric rate case. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking adjusted income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control. These excluded items, along with the excluded impacts associated with the merger and potential impacts of the pending Houston Electric rate case, could have a material impact on GAAP reported results for the applicable guidance period.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Utility revenues	$1,539	$1,299	$5,255	$4,534
Non-utility revenues	1,203	913	3,816	3,019
Total	2,742	2,212	9,071	7,553
Expenses:
Utility natural gas, fuel and purchased power	179	134	1,178	959
Non-utility cost of revenues, including natural gas	852	864	3,013	2,927
Operation and maintenance	871	567	2,616	1,714
Depreciation and amortization	334	326	987	982
Taxes other than income taxes	114	95	353	307
Total	2,350	1,986	8,147	6,889
Operating Income	392	226	924	664
Other Income (Expense):
Gain on marketable securities	59	43	206	66
Loss on indexed debt securities	(62)	(44)	(216)	(316)
Interest and other finance charges	(134)	(90)	(389)	(259)
Interest on Securitization Bonds	(9)	(16)	(31)	(46)
Equity in earnings of unconsolidated affiliates, net	77	81	213	208
Other income, net	9	9	40	16
Total	(60)	(17)	(177)	(331)
Income Before Income Taxes	332	209	747	333
Income tax expense	62	51	113	85
Net Income	270	158	634	248
Preferred stock dividend requirement	29	5	88	5
Income Available to Common Shareholders	$241	$153	$546	$243

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Million of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic Earnings Per Common Share	$0.48	$0.35	$1.09	$0.56
Diluted Earnings Per Common Share	$0.47	$0.35	$1.08	$0.56
Dividends Declared per Common Share	$0.2875	$0.2775	$0.5750	$0.5550
Dividends Paid per Common Share	$0.2875	$0.2775	$0.8625	$0.8325
Weighted Average Common Shares Outstanding (000):
- Basic	502,228	431,554	501,986	431,437
- Diluted	505,080	434,891	504,838	434,774

Operating Income (Loss) by Reportable Segment
Houston Electric T&D:
TDU	$261	$214	$495	$480
Bond Companies	8	13	27	43
Total Houston Electric T&D	269	227	522	523
Indiana Electric Integrated	48	—	64	—
Natural Gas Distribution	27	3	241	166
Energy Services	2	(9)	64	(20)
Infrastructure Services	42	—	50	—
Corporate and Other	4	5	(17)	(5)
Total	$392	$226	$924	$664

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Houston Electric T&D
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2019	2018	Fav/Unfav	2019	2018	Fav/Unfav
Revenues:
TDU	$776	$735	6%	$2,043	$2,009	2%
Bond Companies	83	162	(49)%	270	493	(45)%
Total	859	897	(4)%	2,313	2,502	(8)%
Expenses:
Operation and maintenance, excluding Bond Companies	357	367	3%	1,080	1,056	(2)%
Depreciation and amortization, excluding Bond Companies	95	95	—	282	293	4%
Taxes other than income taxes	63	59	(7)%	186	180	(3)%
Bond Companies	75	149	50%	243	450	46%
Total expenses	590	670	12%	1,791	1,979	9%
Operating Income	$269	$227	19%	$522	$523	—
Operating Income:
TDU	$261	$214	22%	$495	$480	3%
Bond Companies	8	13	(38)%	27	43	(37)%
Total Segment Operating Income	$269	$227	19%	$522	$523	—
Actual MWH Delivered
Residential	11,224,256	10,554,656	6%	24,392,141	24,486,317	—
Total	28,379,262	27,014,925	5%	71,416,612	70,346,601	2%
Weather (percentage of 10-year average for service area):
Cooling degree days	110%	101%	9%	106%	104%	2%
Heating degree days	—%	—%	—%	93%	95%	(2)%
Number of metered customers - end of period:
Residential	2,232,740	2,188,211	2%	2,232,740	2,188,211	2%
Total	2,523,450	2,475,018	2%	2,523,450	2,475,018	2%

	Indiana Electric Integrated (1)
	Quarter Ended September 30, 2019	Nine Months Ended September 30, 2019 (1)
Revenues	$165	$388
Utility natural gas, fuel and purchased power	46	112
Revenues less Utility natural gas, fuel and purchased power	119	276
Expenses:
Operation and maintenance	42	136
Depreciation and amortization	25	66
Taxes other than income taxes	4	10
Total expenses	71	212
Operating Income	$48	$64
Actual MWH Delivered
Retail	1,416	3,277
Wholesale	139	291
Total	1,555	3,568
Number of metered customers - end of period:
Residential	128,381	128,381
Total	147,337	147,337

(1) Represents February 1, 2019 through September 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Natural Gas Distribution (1)
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2019	2018	Fav/Unfav	2019 (1)	2018	Fav/Unfav
Revenues	$524	$410	28%	$2,583	$2,058	26%
Utility natural gas, fuel and purchased power	125	120	(4)%	1,118	972	(15)%
Revenues less Utility natural gas, fuel and purchased power	399	290	38%	1,465	1,086	35%
Expenses:
Operation and maintenance	221	183	(21)%	767	592	(30)%
Depreciation and amortization	108	73	(48)%	308	210	(47)%
Taxes other than income taxes	43	31	(39)%	149	118	(26)%
Total expenses	372	287	(30)%	1,224	920	(33)%
Operating Income	$27	$3	800%	$241	$166	45%
Throughput data in BCF
Residential	16	13	23%	160	123	30%
Commercial and Industrial	88	53	66%	326	208	57%
Total Throughput	104	66	58%	486	331	47%
Weather (average for service area)
Percentage of 10-year average:
Heating degree days	18%	119%	(101)%	100%	103%	(3)%
Number of customers - end of period:
Residential	4,194,232	3,205,916	31%	4,194,232	3,205,916	31%
Commercial and Industrial	344,858	255,244	35%	344,858	255,244	35%
Total	4,539,090	3,461,160	31%	4,539,090	3,461,160	31%

(1) Includes acquired natural gas operations February 1, 2019 through September 30, 2019 results only due to the Merger.

	Energy Services
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2019	2018	Fav/Unfav	2019	2018	Fav/Unfav
Revenues	$745	$920	(19)%	$2,846	$3,065	(7)%
Non-utility cost of revenues, including natural gas	716	897	20%	2,696	2,998	10%
Revenues less Non-utility cost of revenues, including natural gas	29	23	26%	150	67	124%
Expenses:
Operation and maintenance	23	28	18%	73	74	1%
Depreciation and amortization	4	4	—	12	12	—
Taxes other than income taxes	—	—	—	1	1	—
Total expenses	27	32	16%	86	87	1%
Operating Income (Loss)	$2	$(9)	122%	$64	$(20)	420%
Timing impacts of mark-to-market gain (loss)	$(2)	$1	(300)%	$47	$(71)	166%
Throughput data in BCF	283	307	(8)%	960	993	(3)%
Number of customers - end of period	31,000	30,000	3%	31,000	30,000	3%

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Infrastructure Services (1)
	Quarter Ended September 30, 2019	Nine Months Ended September 30, 2019 (1)
Revenues	$377	$849
Non-utility cost of revenues, including natural gas	96	228
Revenues less Non-utility cost of revenues, including natural gas	281	621
Expenses:
Operation and maintenance	223	530
Depreciation and amortization	15	39
Taxes other than income taxes	1	2
Total expenses	239	571
Operating Income	$42	$50
Backlog at period end:
Blanket contracts	$637	$637
Bid contracts	301	301
Total	$938	$938

(1) Represents February 1, 2019 through September 30, 2019 results only due to the Merger.

	Corporate and Other
	Quarter Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2019	2018	Fav/Unfav	2019 (1)	2018	Fav/Unfav
Revenues	$93	$3	3,000%	$215	$11	1,855%
Non-utility cost of revenues, including natural gas	68	—	—	158	—	—
Revenues less Non-utility cost of revenues, including natural gas	25	3	733%	57	11	418%
Expenses:
Operation and maintenance	2	(13)	(115)%	25	(14)	(279)%
Depreciation and amortization	16	9	(78)%	44	24	(83)%
Taxes other than income taxes	3	2	(50)%	5	6	17%
Total expenses	21	(2)	(1,150)%	74	16	(363)%
Operating Income (Loss)	$4	$5	(20)%	$(17)	$(5)	(240)%

(1) Includes acquired corporate and other operations February 1, 2019 through September 30, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars, Except Throughput and Customer Data)
(Unaudited)

	Capital Expenditures by Segment
	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019 (1)	2018
Houston Electric T & D	$239	$252	$722	$669
Indiana Electric Integrated	46	—	135	—
Natural Gas Distribution	324	170	773	409
Energy Services	—	5	9	13
Infrastructure Services	14	—	52	—
Corporate and Other	43	7	137	35
Total	$666	$434	$1,828	$1,126

(1) Includes capital expenditures of acquired businesses from February 1, 2019 through September 30, 2019 only due to the Merger.

	Interest Expense Detail
	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Amortization of Deferred Financing Cost	$8	$16	$22	$34
Capitalization of Interest Cost	(10)	(2)	(29)	(6)
Securitization Bonds Interest Expense	9	16	31	46
Other Interest Expense	136	76	396	231
Total Interest Expense	$143	$106	$420	$305

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$259	$4,231
Other current assets	3,157	2,794
Total current assets	3,416	7,025

Property, Plant and Equipment, net	20,328	14,044

Other Assets:
Goodwill	5,179	867
Regulatory assets	2,194	1,967
Investment in unconsolidated affiliates	2,469	2,482
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	693	261
Total other assets	10,898	5,940
Total Assets	$34,642	$27,009

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	229	458
Indexed debt	21	24
Current portion of other long-term debt	618	—
Other current liabilities	2,566	2,820
Total current liabilities	3,434	3,302

Other Liabilities:
Accumulated deferred income taxes, net	3,851	3,239
Regulatory liabilities	3,481	2,525
Other non-current liabilities	1,516	1,203
Total other liabilities	8,848	6,967

Long-term Debt:
Securitization bonds	817	977
Other	13,197	7,705
Total long-term debt	14,014	8,682

Shareholders' Equity	8,346	8,058
Total Liabilities and Shareholders' Equity	$34,642	$27,009

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Net income	$634	$248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,028	1,016
Deferred income taxes	8	33
Write-down of natural gas inventory	5	2
Equity in earnings of unconsolidated affiliates, net of distributions	13	(15)
Changes in net regulatory assets and liabilities	(101)	44
Changes in other assets and liabilities	(511)	341
Other, net	10	10
Net cash provided by operating activities	1,086	1,679

Net cash used in investing activities	(7,775)	(674)

Net cash provided by (used in) financing activities	2,708	(970)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(3,981)	35

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	4,278	296

Cash, Cash Equivalents and Restricted Cash at End of Period	$297	$331

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements
contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.